EXHIBIT 99.2

                             JOINT FILING AGREEMENT

The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13G and amendments thereto pertaining to their beneficial ownership of shares of common stock of DynTek, Inc.

This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

This agreement may be executed in counterparts and all so executed shall constitute the agreement.


                                      DC OPPORTUNITY ADVISORS LLC

Date: November 16, 2004               /s/ Richard Smithline
                                      ------------------------------------------
                                      DC Asset Management LLC, Managing Member
                                          By: Richard Smithline, Managing Member


                                      DC ASSET MANAGEMENT LLC

Date: November 16, 2004               /s/ Richard Smithline
                                      ------------------------------------------
                                      Richard Smithline, Managing Member


Date: November 16, 2004               /s/ Richard Smithline
                                      ------------------------------------------
                                      Richard Simthline